Exhibit 99.2

Oragenics, Inc. to Host Webinar Panel on Neurotrauma Medicine

SARASOTA, Fla., May 17, 2024 (GLOBE NEWSWIRE) — Oragenics, Inc. (NYSE American: OGEN), a pioneering pharmaceutical company specializing in intranasal treatments for neurological disorders, today announced that the company will host a webinar panel on Neurotrauma Medicine Monday, May 20, 2024, at 12:00 PM ET.

The discussion will address the unmet medical need in Traumatic Brain Injury (TBI), commonly known as concussion, explore common causes, and examine its association with other long-term neurological disorders. Additionally, the company will present its lead drug candidate, ONP-002, an innovative neurosteroid designed to treat mild TBI and discuss its outcomes from preclinical and Phase I trials, as well as details of an upcoming Phase II clinical trial to be conducted in acute and emergency departments. Details for the webinar are as follows:

Webinar Topic: Neurotrauma Medicine

When: Monday, May 20, 2024

Time: 12:00 PM Eastern Time

Register: Webinar Link

About Oragenics, Inc.

Oragenics is a development-stage biotechnology company focused on nasal delivery of pharmaceutical medications in neurology and fighting infectious diseases, including drug candidates for treating mild traumatic brain injury (mTBI), also known as concussion, and for treating Niemann Pick Disease Type C (NPC), as well as proprietary powder formulation and an intranasal delivery device. For more information, please visit www.oragenics.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the ability of the Company to timely and successfully undertake Phase II clinical trials using its novel drug-device combination for the treatment of mild Traumatic Brain Injury. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to: the Company’s ability to advance the development of its product candidates, including the neurology assets, under the timelines and in accord with the milestones it projects; the Company’s ability to raise capital and obtain funding, non-dilutive or otherwise, for the development of its product candidates; the regulatory application process, research and development stages, and future clinical data and analysis relating to its product candidates, including any meetings, decisions by regulatory authorities, such as the FDA and investigational review boards, whether favorable or unfavorable; the Company’s ability to obtain, maintain and enforce necessary patent and other intellectual property protection; the nature of competition and development relating to concussion treatments; the Company’s expectations as to the outcome of preclinical studies and clinical trials and the potential benefits, activity, effectiveness and safety of its product candidates including as to administration, transmission, manufacturing, storage and distribution; and general economic and market conditions and risks, as well as other uncertainties described in our filings with the U.S. Securities and Exchange Commission. All information set forth is as of the date hereof unless otherwise indicated. You should consider these factors in evaluating the forward-looking statements included and not place undue reliance on such statements. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by law.

Oragenics, Inc.

Janet Huffman, Chief Financial Officer

813-286-7900

jhuffman@oragenics.com